Exhibit 99.1
Andeavor Reports Third Quarter 2017 Results

•
Reported earnings of $551 million, or $3.49 per diluted share; results included the following pre-tax items: $209 million related to a LCM inventory benefit, a $19 million environmental accrual and acquisition and integration costs of $45 million

•	Returned $345 million to shareholders including $252 million in share repurchases; expect to repurchase $300 million of shares in the fourth quarter 2017

•	Total retail and branded stations up 27% year-over-year to 3,124 stores

•	On October 30, 2017, Andeavor Logistics closed its $1.7 billion acquisition of Western Refining Logistics

•	On October 30, 2017, Andeavor and Andeavor Logistics completed the IDR Buy-In transaction for 78.0 million ANDX units valued at $3.6 billion

•	On October 31, 2017, Andeavor Logistics upgraded to BBB- by S&P

•	On November 8, 2017, announced drop down of Anacortes Logistics Assets for $445 million

SAN ANTONIO, TEXAS - November 8, 2017 - Andeavor (NYSE: ANDV) today reported third quarter earnings of $551 million, or $3.49 per diluted share, compared to $170 million, or $1.43 per diluted share a year ago. Consolidated net earnings were $601 million for the third quarter 2017 compared to $201 million for the same period last year. EBITDA for the third quarter 2017 was $1.2 billion compared to $577 million last year.

Third quarter 2017 results included the following pre-tax items: $209 million benefit related to a lower of cost or market (LCM) inventory adjustment, a $19 million environmental accrual, acquisition and integration costs of $32 million related to the Western Refining (Western) acquisition and acquisition costs of $13 million related to Andeavor Logistics LP’s (NYSE: ANDX) acquisition of Western Refining Logistics, LP (WNRL) and the IDR Buy-In transaction. In addition, a planned turnaround of the fluid catalytic cracker unit (FCCU) at the Martinez, California refinery was extended into early September. The extension and other unplanned maintenance associated with the restart negatively impacted operating income by an estimated $42 million. The maintenance was completed by the end of the third quarter 2017. Third quarter 2016 results included a pre-tax benefit of $20 million related to a LCM inventory adjustment.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited) ($ in millions, except per share data)	2017	2016	2017	2016
Operating Income
Marketing	$175	$273	$544	$661
Logistics	164	127	481	364
Refining	762	58	841	492
Total Segment Operating Income	$1,101	$458	$1,866	$1,517
Net Earnings From Continuing Operations Attributable to Andeavor (a)	$551	$170	$641	$646

Diluted EPS - Continuing Operations	$3.49	$1.43	$4.71	$5.37
Diluted EPS - Discontinued Operations	0.05	(0.01)	0.06	0.08
Total Diluted EPS	$3.54	$1.42	$4.77	$5.45

(a)	Referred to in the body of this press release as “earnings.”

"Our business delivered strong results across our integrated value chain for the quarter. Our marketing business is well positioned for continued growth following the Western Refining and Northern California Retail acquisitions which bring more secure and profitable earnings to the portfolio. Andeavor Logistics completed the acquisition of WNRL and the IDR buy-in transaction, which positions us to capture significant organic growth in the Permian Basin,” said Greg Goff, Chairman and CEO.

"Our strong cash generation and financial discipline allow us to continue to invest in the business for growth and return cash to shareholders. In addition to the $400 million of share repurchases through the third quarter, we expect to repurchase $300 million of shares in the fourth quarter,” added Goff.

SEGMENT RESULTS
MARKETING. Marketing segment operating income was $175 million and segment EBITDA was $193 million in the third quarter 2017. This compares to segment operating income of $273 million and segment EBITDA of $285 million last year.

Overall fuel margins were 10.0 cents per gallon in the third quarter 2017, compared to 14.9 cents per gallon last year. Retail and Branded fuel margins were 19.3 cents per gallon compared to 25.3 cents per gallon in 2016. With a significant increase in product spot prices during the first half of the quarter, Andeavor’s integrated business reflected the value of this rise in the Refining segment’s results for the quarter. The Company still expects Marketing segment fuel margins to average 11 to 14 cents per gallon over time.

Merchandise margin increased to $54 million from $3 million in 2016 driven by the Western acquisition. Andeavor continued to grow its network of branded stores, increasing by 657 stores, or 27%, to 3,124. This was primarily driven by the additional stores from the Western and Northern California Retail acquisitions and the continued execution of the Company’s organic growth plan.

LOGISTICS. Logistics segment operating income increased to $164 million in the third quarter 2017 from $127 million a year ago and segment EBITDA increased to $252 million from $177 million last year. Results included a $19 million environmental accrual related to the expected final remediation costs for the 2013 crude oil pipeline release at Tioga, North Dakota and $9 million of acquisition costs related to Andeavor Logistics’ acquisition of WNRL and the IDR Buy-In transaction. The increase in segment operating income and segment EBITDA was primarily driven by strong California refinery utilization and summer demand for refined products, contributions from the North Dakota Gathering and Processing Assets acquisition completed in early 2017, contributions from the drop downs completed in 2016, and as a result of the Company’s Permian and Northern Great Plains logistics and wholesale operations added as part of the Western acquisition.

REFINING. Refining segment operating income was $762 million for the third quarter 2017 compared to segment operating income of $58 million in 2016. Segment EBITDA was $940 million compared to $208 million in 2016. Segment operating income and segment EBITDA included a pre-tax benefit related to a LCM inventory adjustment of $209 million and $20 million in the third quarter 2017 and the third quarter 2016, respectively. The strong performance was driven by high crude oil and feedstock throughput and reliable operations, however we did experience additional costs and extended downtime during the planned FCCU turnaround at the Martinez refinery.

Refining margin was $1.6 billion, or $15.09 per barrel for the third quarter 2017. This compares to a refining margin of $729 million, or $9.08 per barrel in the third quarter 2016. Other than the LCM impact and the Martinez turnaround, the year-over-year increase in refining margin reflects the continued delivery of improvements to operating income, contributions from the Western acquisition and a stronger refining crack spread environment.

CORPORATE AND OTHER
Corporate and unallocated costs for the third quarter 2017 were $158 million and included $36 million of costs related to the integration of Western and costs incurred by Andeavor in connection with Andeavor Logistics’ acquisition of WNRL and the IDR Buy-In transaction. Net interest was $97 million in the third quarter 2017. The effective tax rate for the third quarter 2017 was 31.6%.

BALANCE SHEET AND CASH FLOW
Andeavor ended the third quarter with $528 million in cash and cash equivalents. This was down from $3.3 billion at the end of 2016 primarily due to the closing of the Western acquisition, timing of working capital impacts and Andeavor Logistics’ acquisition of the North Dakota Gathering and Processing Assets. Andeavor has approximately $2.0 billion of availability under its revolving credit facility. Total debt, net of unamortized issuance costs, was $7.7 billion at the end of the third quarter. Excluding Andeavor Logistics and WNRL debt, total debt was $3.6 billion.

Capital spending for the third quarter 2017 was $339 million for Andeavor, $51 million for Andeavor Logistics and $8 million related to WNRL. Turnaround expenditures for the third quarter were $98 million. The Company expects 2017 capital expenditures of approximately $1.3 billion, consisting of approximately $1.05 billion at Andeavor and $245 million at Andeavor Logistics. Turnaround expenditures for the full year 2017 are expected to be $540 million. The revised capital expenditure estimate reflects changes in the Company’s funding strategy for the Los Angeles Pipeline Interconnect System and the Conan Crude Oil Gathering Pipeline System (the Conan System). Andeavor anticipates transferring the Los Angeles Pipeline Interconnect System and the Conan System to Andeavor Logistics at cost when the projects are complete versus Andeavor Logistics making progress payments as capital expenditures during project construction.

Andeavor repurchased 2.6 million shares for approximately $252 million in the third quarter and has $1.7 billion remaining under its previously approved share repurchase programs. The Company paid cash dividends of $93 million in the third quarter 2017. Additionally, Andeavor today announced that the board of directors has declared a quarterly cash dividend of $0.59 per share payable on December 15, 2017 to all holders of record as of November 30, 2017. Andeavor is committed to maintaining a strong, investment grade balance sheet and has flexibility and discipline to continue to invest in high-return capital projects, pursue strategic acquisitions and return cash to shareholders through share repurchases and dividends.

STRATEGIC UPDATE
WESTERN SYNERGY UPDATE. Andeavor is committed to delivering an expected $350 to $425 million in annual run-rate synergies by June 2019, the second year following the close of the transaction. This includes approximately $120 to $160 million from value chain optimization, $130 to $140 million from operational improvements and $100 to $125 million from corporate efficiencies. Andeavor estimates it has achieved approximately $110 million in annual run-rate synergies though third quarter 2017, consisting primarily of approximately $85 million of corporate efficiencies and the remainder in value chain optimization and operational improvements.

MLP MERGER AND IDR BUY-IN. On October 30, 2017, Andeavor Logistics completed its $1.7 billion acquisition of Western Refining Logistics. Immediately following the closing of the WNRL acquisition, Andeavor and Andeavor Logistics completed its IDR Buy-In transaction whereby Andeavor Logistics issued 78.0 million ANDX common units to Andeavor in exchange for the cancellation of Andeavor Logistics’ IDRs and the conversion of its economic general partner interest into a non-economic general partner interest. The total value of the IDR Buy-In represents a $3.6 billion in value based on Andeavor Logistics’ closing unit price of $45.90 on October 30, 2017. Andeavor Logistics remains committed to achieving its target $625 to $725 million of annual net earnings and $1.2 to $1.3 billion of annual EBITDA for 2018, annual distribution growth of 6% or greater, distribution coverage ratio of approximately 1.1 times and debt-to-EBITDA at or below 4.0 times.

Over the next few years, Andeavor Logistics continues to expect to invest approximately $1 billion annually in organic growth projects, acquisitions and drop downs from Andeavor. Following the WNRL acquisition, the IDR Buy-In and achieving an investment grade credit rating, Andeavor Logistics is well positioned to capture growth with a much lower cost of capital. Following these transactions, Andeavor owns approximately 59% of Andeavor Logistics common units.

INVESTMENT GRADE CREDIT RATING AT ANDEAVOR LOGISTICS ACHIEVED. On October 31, 2017, S&P Global Ratings raised Andeavor Logistics’ corporate credit and senior unsecured issue ratings to "BBB-" with a stable outlook from "BB+". In February 2017, Fitch Ratings assigned a first-time Long-Term Issuer Default Rating of BBB- to Andeavor Logistics, marking the Company’s inaugural investment grade credit rating. As a result of Andeavor Logistics achieving a "BBB-" credit rating at both S&P and Fitch, Andeavor Logistics’ outstanding unsecured bond securities now meet the criteria to be included in the investment grade Bloomberg Barclays Global Aggregate and ICE BofAML Global Bond Indices. Andeavor Logistics is well positioned to enhance its existing capital structure and meet future financing needs at attractive rates with longer maturities in a more liquid market. Additionally, on October 26, 2017, Moody's Investors Service upgraded Andeavor Logistics’ Corporate Family Rating to “Ba1” with a positive outlook from “Ba2”.

DROP DOWN OF ANACORTES LOGISTICS ASSETS. Andeavor today announced Andeavor Logistics agreed to acquire logistics assets located in Anacortes, Washington from Andeavor for total consideration of $445 million. The Anacortes Logistics Assets are expected to provide annual net earnings of $30 to $35 million and annual EBITDA of $50 to $55 million. This represents a multiple of approximately 8.5 times annual EBITDA. In connection with the acquisition, Andeavor and Andeavor Logistics entered into long-term, fee-based agreements which are expected to provide stable cash flows to Andeavor Logistics. Andeavor Logistics paid $445 million, including $400 million of cash financed with borrowings on Andeavor Logistics revolving credit facilities and issuance of approximately $45 million in common units to Andeavor for the drop down. The equity consideration was based on the average daily closing price of Andeavor Logistics common units for the 10 trading days prior to closing, or $45.37 per unit in the form of 980,802 common units.

CONAN CRUDE OIL GATHERING PIPELINE SYSTEM. During the quarter, Andeavor announced that it received sufficient commitments from third party shippers to warrant construction of the Conan Crude Oil Gathering Pipeline system in the Delaware Basin. The Conan system will be approximately 130 miles in length and transport crude oil from origins in Lea County, New Mexico and Loving County, Texas to a terminal to be constructed in Loving County, Texas, where the gathering system interconnects with long-haul pipeline carriers. The first phase of the Conan system will provide capacity of approximately 250,000 barrels per day. Future phases of the system may expand capacity up to 500,000 barrels per day.

The system is under construction and is expected to begin commercial service in mid-2018. The estimated capital investment for the first phase of the gathering system is approximately $225 million of which $75 million is expected to be spent in 2017. This project is expected to be transferred to Andeavor Logistics at cost upon completion in 2018.

IMPROVEMENTS TO OPERATING INCOME. Andeavor continues to expect an Andeavor Index of $12 to $14 per barrel and Marketing segment fuel margins of 11 to 14 cents per gallon for 2017. The Company remains committed to delivering an estimated $475 to $575 million of improvements to operating income in 2017, which is comprised of $395 to $475 million from growth and productivity and $80 to $100 million from higher throughput and other operational improvements. These improvements consist of $45 to $70 million in Marketing, $125 to $150 million in Logistics and $305 to $355 million in Refining. All of these improvements exclude any expected synergies from the Western acquisition. Through third quarter 2017, the Company has delivered approximately 75% to 85% of the improvements.

PUBLIC INVITED TO LISTEN TO ANALYST AND INVESTOR CONFERENCE CALL
At 7:30 a.m. CT tomorrow morning, Andeavor will live broadcast its conference call with analysts regarding third quarter 2017 results and other business matters. Interested parties may listen to the conference call by logging on to http://www.andeavor.com.

2017 INVESTOR AND ANALYST DAY
Andeavor and Andeavor Logistics will host their 2017 Investor and Analyst Day at The St. Regis Hotel in New York City on December 5, 2017 at 9:00 a.m. ET. Because space is limited, reservations are required to attend and will be accepted on a first-come, first-serve basis. Interested parties can request an invitation by contacting the Investor Relations department via email at irelations@andeavor.com. The presentation will also be webcast live at http://www.andeavor.com and http://www.andeavorlogistics.com.

ABOUT ANDEAVOR
Andeavor is a premier, highly integrated marketing, logistics and refining company. Andeavor's retail-marketing system includes more than 3,100 stores marketed under multiple well-known fuel brands, including ARCO®, SUPERAMERICA®, Shell®, Exxon®, Mobil®, Tesoro®, USA Gasoline(TM) and Giant®. It also has ownership in Andeavor Logistics LP (NYSE: ANDX) and its non-economic general partner. Andeavor operates 10 refineries with a combined capacity of approximately 1.2 million barrels per day in the mid-continent and western United States.

This earnings release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements concerning: our operational, financial and growth strategies, including continued growth, maintaining a strong, investment grade balance sheet, investing in high-return capital projects, pursuing strategic acquisitions, returning cash to our shareholders, and driving growth and improvements; our ability to successfully effect those strategies and the expected timing and results thereof; our financial and operational outlook, and ability to fulfill that outlook; our financial position, liquidity and capital resources; expectations regarding future stock repurchases; expectations regarding future economic and market conditions and their effects on us; delivery of synergies, including expected annual run-rate synergies from the Western acquisition and the sources thereof; the amount and timing of future dividends; statements regarding Andeavor Logistics’ acquisition of WNRL and the IDR Buy-in, and the expected benefits thereof, including projected annual net earnings and EBITDA; marketing acquisition projected annual net earnings and EBITDA; Andeavor Logistics’ annual distribution growth, distribution coverage ratio and debt-to-EBITDA targets; Andeavor Logistics’ expected annual investment in growth projects; the expected benefits to Andeavor Logistics of being investment grade; statements regarding the announced drop down of Anacortes logistics assets to Andeavor Logistics, including the expected benefits and timing thereof, and the expected annual net earnings and annual EBITDA provided thereby; statements regarding the Conan Crude Oil Gathering Pipeline system, including expected capacity, timing and capital investment; the planned transfer of the Conan System and the Los Angeles Pipeline Interconnect System to Andeavor Logistics; and our 2017 outlook, including expectations relating to the Andeavor Index, marketing segment fuel margins, annual improvements to operating income and the drivers thereof, including expectations with respect to each segment, 2017 total capital expenditures and the allocation thereof, including turnaround expenditures, and fourth quarter 2017 guidance. For more information concerning factors that could affect these statements, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings and press releases, available at www.andeavor.com. We undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Contact:

Investors:
Brian Randecker, Investor Relations, (210) 626-4757

Media:
Andeavor Media Relations, media@andeavor.com, (210) 626-7702

(b)
As a performance benchmark, we utilize crack spreads and the Andeavor Index to measure the difference between market prices for crude oil and refined products. Crack spreads are a commonly used proxy within the industry to estimate or identify trends in refining margins, while the Andeavor Index is more specifically designed around Andeavor’s assets. Crack spreads and the Andeavor Index can fluctuate significantly over time as a result of market conditions and supply and demand balances. For example, The West Coast 321 crack spread is calculated using three barrels of Alaska North Slope crude oil (ANS) producing two barrels of Los Angeles CARB gasoline and one barrel of Los Angeles CARB diesel. In comparison the Andeavor Index uses several crude oils and products to provide a potentially closer representation of the available margin. Our actual refining margins differ from these crack spreads and the Andeavor Index based on the actual slate of crude oil we run at our refineries and the products we produce or yield.

ANDEAVOR
FOURTH QUARTER 2017 GUIDANCE (Unaudited)

Throughput (Mbpd)
California	520 - 545
Pacific Northwest	165 - 175
Mid-Continent	385 - 405
Consolidated	1,070 - 1,125

Manufacturing Cost ($/throughput barrel)
California	$ 5.90 - 6.15
Pacific Northwest	$ 4.60 - 4.85
Mid-Continent	$ 4.35 - 4.60
Consolidated	$ 5.15 - 5.40

Corporate/System ($ millions)
Refining depreciation and amortization	$ 175 - 180
Logistics depreciation and amortization	$ 80 - 85
Marketing depreciation and amortization	$ 15 - 20
Corporate and other depreciation and amortization	$ 5 - 10
Corporate expense (before depreciation and integration costs)	$ 155 - 165
Interest expense (before interest income)	$ 100 - 105
Noncontrolling Interest	$ 55 - 65

NON-GAAP MEASURES

Our management uses certain “non-GAAP” performance measures to analyze operating segment performance and “non-GAAP” financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:

•EBITDA—U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expenses;

•	Segment EBITDA—a segment’s U.S. GAAP operating income before depreciation and amortization expenses plus equity in earnings (loss) of equity method investments and other income (expense), net;
•Fuel margin—the difference between total marketing revenues and marketing cost of fuels and other;
•Fuel margin per gallon—fuel margin divided by our total fuel sales volumes in gallons;
•Merchandise margin—the difference between merchandise sales and purchases of merchandise;
•Merchandise margin percentage—merchandise margin divided by merchandise sales;

•
Average margin on NGL sales per barrel—the difference between the NGL sales revenues and the amounts recognized as NGL expenses divided by our NGL sales volumes in barrels presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period, (92 days for both the three months ended September 30, 2017 and 2016, 273 days for the nine months ended September 30, 2017 and 274 days for the nine months ended September 30, 2016);

•	Average wholesale fuel sales margin per gallon—the difference between total wholesale fuel revenues and wholesale’s cost of fuel divided by our total wholesale fuel sales volumes in gallons;

•	Refining margin—the difference between total refining revenues minus total cost of materials and other;

•	Refining margin per throughput barrel—refining margin divided by our total refining throughput in barrels multiplied by 1,000 and multiplied by the number of days in the period as stated above;

•
Manufacturing costs (excluding depreciation and amortization) per throughput barrel—manufacturing costs divided by our total refining throughput in barrels multiplied by 1,000 and multiplied by the number of days in the period as stated above (representing direct operating expenses incurred by our Refining segment for the production of refined products); and

•	Total debt excluding Andeavor Logistics and WNRL—our consolidated Andeavor debt less all debt owed by Andeavor Logistics and WNRL (both net of unamortized debt issuance costs).

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded companies in the refining, logistics and marketing industries, without regard to historical cost basis or financing methods;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” below for reconciliations between non-GAAP measures and their most directly comparable U.S. GAAP measures.

ITEMS IMPACTING COMPARABILITY
On June 1, 2017, we closed the Western acquisition. Our results include the operations from Western for the period of June 1, 2017 to September 30, 2017 and thus prior periods may not be comparable. With the Western acquisition, we have updated our segments to reflect the results and operations of Western and WNRL. Our Marketing segment reflects our expanded marketing business that, combined with Western, now consists of expanded wholesale marketing operations and approximately 3,100 retail stores marketed under multiple well-known fuel brands including ARCO®, SUPERAMERICA®, Shell®, Exxon®, Mobil®, Conoco®, Tesoro®, USA GasolineTM and Giant®. Our renamed Logistics segment includes the combined results of Andeavor Logistics and WNRL. We now report the Logistics segment’s results for the combined Gathering and Processing, Terminalling and Transportation and Wholesale business lines. Our Refining segment reports the results of our refining system that now consists of ten refineries in the mid-continent and western United States with a combined capacity of approximately 1.2 million barrels per day. The Refining segment includes the results from Andeavor’s existing Refining segment and Western’s Refining segment, excluding third-party wholesale marketing operations that are now reported in our Marketing segment.

The Logistics segment’s financial and operational data presented include the historical results of all assets acquired from Andeavor prior to the acquisition dates. The acquisitions from Andeavor were transfers between entities under common control. Accordingly, the financial information contained herein has been retrospectively adjusted to include the historical results of the assets acquired from Andeavor prior to the effective date of each acquisition for all periods presented and do not include revenue for transactions with Andeavor. The Logistics segment’s financial data is derived from the combined financial results of the Logistics segment’s predecessor (the “Predecessor”). We refer to the Predecessor and, prior to each acquisition date, the acquisitions from Andeavor collectively, as “Predecessors.”

ANDEAVOR
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents (Logistics: $38 and $688, respectively)	$528	$3,295
Receivables, net of allowance for doubtful accounts	1,649	1,108
Inventories	3,791	2,640
Prepayments and other current assets	577	371
Total Current Assets	6,545	7,414
Property, Plant and Equipment, Net (Logistics: $4,422 and $3,444, respectively)	14,410	9,976
Other Noncurrent Assets, Net (Logistics: $1,560 and $1,478, respectively)	6,931	3,008
Total Assets	$27,886	$20,398

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,830	$2,032
Current maturities of debt	28	465
Other current liabilities	1,593	1,057
Total Current Liabilities	4,451	3,554
Deferred Income Taxes	2,200	1,428
Debt, Net of Unamortized Issuance Costs (Logistics: $4,079 and $4,053, respectively)	7,633	6,468
Other Noncurrent Liabilities	992	821
Total Equity	12,610	8,127
Total Liabilities and Equity	$27,886	$20,398

ANDEAVOR
RESULTS OF CONSOLIDATED OPERATIONS (Unaudited) (In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$9,836	$6,544	$24,323	$17,930
Costs and Expenses:
Cost of materials and other (excluding items shown separately below)	7,750	5,236	19,393	14,125
Lower of cost or market inventory valuation adjustment	(209)	(20)	—	(236)
Operating expenses (excluding depreciation and amortization)	899	648	2,292	1,861
Depreciation and amortization expenses	273	211	739	633
General and administrative expenses	168	107	552	283
(Gain) loss on asset disposals and impairments	1	2	(20)	7
Operating Income	954	360	1,367	1,257
Interest and financing costs, net	(97)	(70)	(273)	(190)
Equity in earnings of equity method investments	11	7	14	12
Other income (expense), net	(1)	—	10	32
Earnings Before Income Taxes	867	297	1,118	1,111
Income tax expense	274	95	351	362
Net Earnings From Continuing Operations	593	202	767	749
Earnings (loss) from discontinued operations, net of tax	8	(1)	8	10
Net Earnings	601	201	775	759
Less: Net earnings from continuing operations attributable to noncontrolling interest	42	32	126	103
Net Earnings Attributable to Andeavor	$559	$169	$649	$656

Net Earnings (Loss) Attributable to Andeavor
Continuing operations	$551	$170	$641	$646
Discontinued operations	8	(1)	8	10
Total	$559	$169	$649	$656

Net Earnings (Loss) per Share - Basic
Continuing operations	$3.52	$1.44	$4.75	$5.43
Discontinued operations	0.05	(0.01)	0.06	0.08
Total	$3.57	$1.43	$4.81	$5.51
Weighted average common shares outstanding - Basic	156.6	118.2	135.0	119.1

Net Earnings (Loss) per Share - Diluted
Continuing operations	$3.49	$1.43	$4.71	$5.37
Discontinued operations	0.05	(0.01)	0.06	0.08
Total	$3.54	$1.42	$4.77	$5.45
Weighted average common shares outstanding - Diluted	157.8	119.3	136.1	120.4

ANDEAVOR
SELECTED SEGMENT OPERATING DATA (Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Earnings Before Income Taxes
Marketing	$175	$273	$544	$661
Logistics	164	127	481	364
Refining	762	58	841	492
Total Segment Operating Income	1,101	458	1,866	1,517
Corporate and unallocated costs	(158)	(98)	(508)	(260)
Intersegment eliminations	11	—	9	—
Operating Income	954	360	1,367	1,257
Interest and financing costs, net	(97)	(70)	(273)	(190)
Equity in earnings of equity method investments	11	7	14	12
Other income (expense), net	(1)	—	10	32
Earnings Before Income Taxes	$867	$297	$1,118	$1,111
Depreciation and Amortization Expenses
Marketing	$18	$12	$45	$36
Logistics	83	47	209	139
Refining	173	146	474	440
Corporate	6	6	20	18
Intersegment eliminations	(7)	—	(9)	—
Total Depreciation and Amortization Expenses	$273	$211	$739	$633
Segment EBITDA
Marketing	$193	$285	$589	$697
Logistics	252	177	700	519
Refining	940	208	1,327	959
Total Segment EBITDA	$1,385	$670	$2,616	$2,174
Capital Expenditures
Marketing	$18	$3	$31	$22
Logistics	59	61	153	181
Refining	264	134	550	353
Corporate	57	29	157	68
Total Capital Expenditures	$398	$227	$891	$624
Turnaround Expenditures and Branding Costs
Turnarounds and catalysts	$98	$42	$405	$233
Marketing branding	20	15	57	55
Total Turnaround Expenditures and Branding Costs	$118	$57	$462	$288

ANDEAVOR
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Earnings to EBITDA
Net Earnings	$601	$201	$775	$759
Depreciation and amortization expenses	273	211	739	633
Interest and financing costs, net	97	70	273	190
Income tax expense	274	95	351	362
EBITDA	$1,245	$577	$2,138	$1,944

Reconciliation of Marketing Operating Income to Marketing Segment EBITDA
Marketing Segment Operating Income	$175	$273	$544	$661
Depreciation and amortization expenses	18	12	45	36
Segment EBITDA	$193	$285	$589	$697

Reconciliation of Logistics Operating Income to Logistics Segment EBITDA
Logistics Segment Operating Income	$164	$127	$481	$364
Depreciation and amortization expenses	83	47	209	139
Equity in earnings of equity method investments	2	3	7	10
Other income, net	3	—	3	6
Segment EBITDA	$252	$177	$700	$519

Reconciliation of Refining Operating Income to Refining Segment EBITDA
Refining Segment Operating Income	$762	$58	$841	$492
Depreciation and amortization expenses	173	146	474	440
Equity in earnings of equity method investments	9	4	7	2
Other income (expense), net	(4)	—	5	25
Segment EBITDA	$940	$208	$1,327	$959

ANDEAVOR
OTHER SUMMARY FINANCIAL INFORMATION (Unaudited) (In millions)

Western Refining Acquisition - Summary of Integration, Acquisition and Deal-Related Costs (Consolidated)
	Three Months Ended				Cumulative Total
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
General and administrative expenses	$32	$124	$16	$3	$175
Interest and financing costs, net	—	11	17	21	49
Total before income taxes	$32	$135	$33	$24	$224

Components of Our Cash Flows
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash Flows From (Used in):
Operating activities	$431	$573	$1,201	$1,201
Investing activities	(525)	(214)	(1,973)	(1,020)
Financing activities	(439)	(93)	(1,995)	264
Increase (Decrease) in Cash and Cash Equivalents	$(533)	$266	$(2,767)	$445

Other Financial Information
	September 30, 2017	December 31, 2016
Total market value of Andeavor Logistics units held by Andeavor (a)	$1,705	$1,730
Total market value of WNRL units held by Andeavor (b)	$826	$—

Cash Distributions Received From Andeavor Logistics and WNRL (c):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
For common units held	$48	$27	$111	$79
For general partner units held	46	38	131	95
Total Cash Distributions Received from Andeavor Logistics and WNRL	$94	$65	$242	$174

(a)
Represents market value of the 34,055,042 common units held by Andeavor at both September 30, 2017, and December 31, 2016, respectively. The market values were $50.06 and $50.81 per unit based on the closing unit price at September 30, 2017 and December 31, 2016, respectively.

(b)	Represents market value of the 32,018,847 common units held by Andeavor at September 30, 2017. The market values were $25.80 per unit based on the closing unit price at September 30, 2017.

(c)	Represents distributions received from Andeavor Logistics and WNRL during the three and nine months ended September 30, 2017 and 2016 on common units and general partner units held by Andeavor.

ANDEAVOR
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except cents per gallon)

	Three Months Ended September 30,				Nine Months Ended September 30,
MARKETING SEGMENT	2017		2016		2017		2016
Revenues	$5,864		$4,141		$14,772		$11,558
Expenses
Cost of fuels and other (excluding items shown separately below)	5,503		3,778		13,834		10,625
Operating expenses (excluding depreciation and amortization)	164		73		334		221
Depreciation and amortization expenses	18		12		45		36
Selling, general and administrative expenses	4		5		14		12
Loss on asset disposals	—		—		1		3
Segment Operating Income	$175		$273		$544		$661
Fuel Sales (millions of gallons)
Retail	500		304		1,131		887
Branded	884		872		2,558		2,527
Total Retail and Branded	1,384		1,176		3,689		3,414
Unbranded	1,399		1,135		3,575		3,284
Total Fuel Sales	2,783		2,311		7,264		6,698
Fuel Margin (d)(e)
Retail and Branded	$267		$298		$738		$838
Unbranded	13		46		62		42
Total Fuel Margin	$280		$344		$800		$880

Merchandise Margin (e)	$54		$3		$77		$7

Fuel Margin (¢/gallon) (d)(e)
Retail and Branded Fuel Margin	19.3	¢	25.3	¢	20.0	¢	24.6	¢
Unbranded Fuel Margin	0.9	¢	4.1	¢	1.7	¢	1.3	¢
Total Fuel Margin	10.0	¢	14.9	¢	11.0	¢	13.2	¢

Merchandise Margin % (e)	27.6%		35.1%		28.0%		35.4%

Number of Branded Stores (at the end of the period)					September 30, 2017		September 30, 2016
Company operated					479		—
MSO-operated					611		590
Total Retail Stores					1,090		590
Jobber/Dealer operated					2,034		1,877
Total Retail and Branded Stores					3,124		2,467

(d)
Management uses fuel margin and fuel margin per gallon to compare fuel results and merchandise margin percentage to compare retail results to other companies in the industry. There are a variety of ways to calculate fuel margin, fuel margin per gallon and merchandise margin percentage and different companies may calculate these measures in different ways. Refer to “Non-GAAP Measures” for details on how these metrics are calculated. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the Refining segment.

(e)	See “Non-GAAP Measures” and “Non-GAAP Reconciliations” for further information regarding these non-GAAP measures.

ANDEAVOR
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

LOGISTICS SEGMENT	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Operating Income	2017	2016	2017	2016
Revenues
Terminalling and transportation
Terminalling	$188	$125	$492	$345
Pipeline transportation	34	32	97	93
Gathering and Processing
NGL sales (g)	90	24	254	78
Gas gathering and processing	85	67	252	198
Crude oil and water gathering	67	33	147	100
Pass-thru and other revenue	37	27	111	87
Wholesale
Fuel sales	565	—	730	—
Other wholesale	18	—	28	—
Logistics Revenues (f)	1,084	308	2,111	901
Expenses
Terminalling and Transportation
Operating expenses (excluding depreciation and amortization) (i)	65	48	174	143
Gathering and Processing
NGL expense (excluding items shown separately below) (g)(h)	64	1	179	2
Operating expenses (excluding depreciation and amortization) (i)	100	58	259	179
Wholesale
Cost of fuel (excluding items shown separately below)	554	—	716	—
Operating expenses (excluding depreciation and amortization) (i)	19	—	29	—
Depreciation and amortization expenses	83	47	209	139
General and administrative expenses (j)	34	25	89	71
Gain (loss) on asset disposals and impairments	1	2	(25)	3
Segment Operating Income	$164	$127	$481	$364

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Terminalling and Transportation
Terminalling throughput (Mbpd)	1,718	1,038	1,346	1,013
Average terminalling revenue per barrel (k)	$1.19	$1.31	$1.34	$1.25
Pipeline transportation throughput (Mbpd)	907	908	887	866
Average pipeline transportation revenue per barrel (k)	$0.40	$0.38	$0.40	$0.39
Gathering and Processing
NGL sales (Mbpd) (l)	7.0	6.8	7.3	7.7
Average margin on NGL sales per barrel (e)(g)(h)(k)	$38.30	$38.71	$38.27	$36.48
Gas gathering and processing throughput (thousands of MMBtu/d)	961	885	955	881
Average gas gathering and processing revenue per MMBtu (k)	$0.96	$0.82	$0.97	$0.82
Crude oil and water gathering volume (Mbpd)	333	206	285	210
Average crude oil and water gathering revenue per barrel (k)	$2.19	$1.71	$1.89	$1.73
Wholesale
Fuel sales (millions of gallons)	320	—	421	—
Average wholesale fuel sales margin per gallon (e)(k)	$0.03	$—	$0.03	$—

(f)
Included in our Refining segment’s cost of materials and other were Logistics segment revenues for services provided to our Refining segment of $461 million and $184 million for the three months ended September 30, 2017 and 2016, respectively, and $935 million and $521 million for the nine months ended September 30, 2017 and 2016, respectively. These amounts are eliminated upon consolidation.

(g)
For the three months ended September 30, 2017, our Logistics segment had 21.1 Mbpd of gross natural gas liquids (“NGL”) sales under percent of proceeds (“POP”) and keep-whole arrangements. Our Logistics segment retained 7.0 Mbpd under these arrangements. For the nine months ended September 30, 2017, Logistics had 21.0 Mbpd of NGL sales under POP and keep-whole arrangements. Our Logistics segment retained 7.3 Mbpd under these arrangements.The difference between gross sales barrels and barrels retained is reflected in NGL expense resulting from the gross presentation required for the POP arrangements associated with the North Dakota Gathering and Processing Assets.

(h)
Included in NGL expense for the nine months ended September 30, 2017 were approximately $2 million of cost of sales related to crude oil volumes obtained in connection with the North Dakota Gathering and Processing Assets acquisition. The corresponding revenues were recognized in pass-thru and other revenue. As such, the calculation of the average margin on NGL sales per barrel for the nine months ended September 30, 2017 excludes this amount.

(i)
Our Logistics segment operating expenses include amounts billed by Andeavor for services provided to our Logistics segment under various operational contracts. Amounts billed by Andeavor totaled $49 million and $38 million for the three months ended September 30, 2017 and 2016, respectively, and $132 million and $107 million for the nine months ended September 30, 2017 and 2016, respectively. The net amounts billed include reimbursements of $7 million and $3 million for the three months ended September 30, 2017 and 2016, and $12 million for both the nine months ended September 30, 2017 and 2016. These amounts are eliminated upon consolidation. Logistics segment third-party operating expenses related to the transportation of crude oil and refined products related to Andeavor’s sale of those refined products during the ordinary course of business are reclassified to cost of materials and other upon consolidation.

(j)
Our Logistics segment general and administrative expenses include amounts charged by Andeavor for general and administrative services provided to our Logistics segment under various operational and administrative contracts. These amounts totaled $23 million and $19 million for the three months ended September 30, 2017 and 2016, respectively, and $62 million and $52 million for the nine months ended September 30, 2017 and 2016, respectively, and are eliminated upon consolidation. General and administrative expenses are reclassified to cost of materials and other as it relates to Andeavor’s sale of refined products in our statements of consolidated operations upon consolidation.

(k)
Our Logistics segment uses average margin per barrel, average revenue per MMBtu, average margin per gallon and average revenue per barrel to evaluate performance and compare profitability to other companies in the industry.

•	Average terminalling revenue per barrel—calculated as total terminalling revenue divided by total terminalling throughput;

•	Average pipeline transportation revenue per barrel—calculated as total pipeline transportation revenue divided by total pipeline transportation throughput;

•	Average margin on NGL sales per barrel—calculated as the difference between the NGL sales revenues and the amounts recognized as NGL expense divided by our NGL sales volumes;

•	Average gas gathering and processing revenue per Million British thermal units (“MMBtu”)—calculated as total gathering and processing fee-based revenue divided by total gas gathering throughput;

•	Average crude oil and water gathering revenue per barrel—calculated as total crude oil and water gathering fee-based revenue divided by total crude oil and water gathering throughput; and

•	Average wholesale fuel sales margin per gallon—calculated as the difference between the fuel sales and the costs associated with the fuel sales divided by total fuel sales volumes.
There are a variety of ways to calculate these measures; other companies may calculate these in a different way.

(l)	Volumes represent barrels sold under Logistics’ keep-whole arrangements, net barrels retained under its percent of proceeds (“POP”) arrangements and other associated products.

ANDEAVOR
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
REFINING SEGMENT	2017	2016	2017	2016
Revenues
Refined products (m)	$8,551	$5,641	$21,021	$15,434
Crude oil resales and other	457	257	1,092	710
Refining Revenues	9,008	5,898	22,113	16,144
Refining Cost of Materials and Expense
Cost of materials and other (excluding items shown separately below) (f)	7,633	5,189	19,060	13,965
Lower of cost or market adjustments	(209)	(20)	—	(236)
Operating expenses (excluding depreciation and amortization):
Manufacturing costs (n)	529	412	1,410	1,172
Other operating expenses	118	113	317	307
Total operating expenses	647	525	1,727	1,479
Depreciation and amortization expenses	173	146	474	440
General and administrative expenses	2	—	7	4
Loss on asset disposals	—	—	4	—
Segment Operating Income	$762	$58	$841	$492

Refining margin (e)(o)	$1,584	$729	$3,053	$2,415
Refining margin ($/throughput barrel) (e)(o)	$15.09	$9.08	$11.72	$10.75
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (e)(n)(o)	$5.03	$5.11	$5.41	$5.22

Total Refining Segment
Throughput (Mbpd)
Heavy crude	194	186	270	176
Light crude	879	636	612	595
Other feedstocks	68	52	72	48
Total Throughput	1,141	874	954	819
Yield (Mbpd)
Gasoline and gasoline blendstocks	573	455	576	449
Diesel fuel	287	202	269	183
Jet fuel	142	133	138	117
Other	144	143	126	126
Total Yield	1,146	933	1,109	875
Refined Product Sales (Mbpd) (p)
Gasoline and gasoline blendstocks	741	531	608	527
Diesel fuel	287	215	233	204
Jet fuel	163	158	153	145
Other	133	112	131	105
Total Refined Product Sales	1,324	1,016	1,125	981

(m)
Refined product sales include intersegment sales to our Marketing segment of $4.2 billion and $3.6 billion for the three months ended September 30, 2017 and 2016, respectively, and $11.9 billion and $10.2 billion for the nine months ended September 30, 2017 and 2016, respectively.

(n)	Manufacturing costs represent direct operating expenses incurred by our Refining segment for the production of refined products.

(o)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including refining margin, refining margin per barrel of throughput and manufacturing costs before depreciation and amortization expenses (“Manufacturing Costs”) per throughput barrel. Refer to “Non-GAAP Measures” for details on how these metrics are calculated.

(p)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. Total refined product sales include sales of manufactured and purchased refined products. Refined product sales include all sales through our Marketing segment as well as in bulk markets and exports through our Refining segment.

ANDEAVOR
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining By Region	2017	2016	2017	2016
California (Martinez and Los Angeles)
Revenues
Refined products (m)	$4,128	$3,680	$12,100	$10,358
Crude oil resales and other	75	55	296	157
Regional Revenue	4,203	3,735	12,396	10,515
Refining Cost of Materials and Expenses
Cost of materials and other (excluding items shown separately below)	3,660	3,292	10,760	9,076
LCM	(98)	(10)	—	(154)
Operating expenses (excluding depreciation and amortization):
Manufacturing costs (n)	285	285	871	823
Other operating expenses	66	55	181	141
Total operating expenses	351	340	1,052	964
Depreciation and amortization expenses	98	92	285	280
General and administrative expenses	1	(1)	5	3
Loss on asset disposals	—	—	4	—
Operating Income	$191	$22	$290	$346

Refining margin (e)(o)	$641	$453	$1,636	$1,593
Refining margin per throughput barrel (e)(o)	$13.37	$9.24	$11.59	$11.54
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (e)(n)(o)	$5.95	$5.79	$6.17	$5.97
Capital Expenditures	$117	$72	$258	$188

Throughput (Mbpd)
Heavy crude	158	177	159	170
Light crude	322	321	319	301
Other feedstocks	41	35	39	33
Total Throughput	521	533	517	504

Yield (Mbpd)
Gasoline and gasoline blendstocks	260	297	277	293
Diesel fuel	118	120	114	107
Jet fuel	73	79	72	71
Other	79	86	65	78
Total Yield	530	582	528	549

ANDEAVOR
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Pacific Northwest (Washington and Alaska)
Revenues
Refined products (m)	$1,306	$1,146	$3,572	$2,934
Crude oil resales and other	52	89	170	175
Regional Revenue	1,358	1,235	3,742	3,109
Refining Cost of Materials and Expenses
Cost of materials and other (excluding items shown separately below)	1,122	1,117	3,259	2,778
LCM	(46)	(8)	—	(60)
Operating expenses (excluding depreciation and amortization):
Manufacturing costs (n)	65	69	205	190
Other operating expenses	21	15	59	43
Total operating expenses	86	84	264	233
Depreciation and amortization expenses	26	25	80	69
General and administrative expenses	—	1	—	1
Operating Income	$170	$16	$139	$88

Refining margin (e)(o)	$282	$126	$483	$391
Refining margin per throughput barrel (e)(o)	$15.03	$7.17	$9.46	$8.02
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (e)(n)(o)	$3.46	$3.87	$4.02	$3.87
Capital Expenditures	$38	$29	$103	$96

Throughput (Mbpd)
Heavy crude	9	9	8	6
Light crude	180	171	163	161
Other feedstocks	15	11	16	11
Total Throughput	204	191	187	178

Yield (Mbpd)
Gasoline and gasoline blendstocks	88	79	81	79
Diesel fuel	39	37	34	34
Jet fuel	41	40	39	34
Other	33	42	30	36
Total Yield	201	198	184	183

ANDEAVOR
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Mid-Continent (North Dakota, Utah, New Mexico, Texas, and Minnesota)
Revenues
Refined products (m)	$3,117	$815	$5,349	$2,142
Crude oil resales and other	330	113	626	378
Regional Revenue	3,447	928	5,975	2,520
Refining Cost of Materials and Expenses
Cost of materials and other (excluding items shown separately below)	2,851	780	5,041	2,111
LCM	(65)	(2)	—	(22)
Operating expenses (excluding depreciation and amortization):
Manufacturing costs (n)	179	58	334	159
Other operating expenses	31	43	77	123
Total operating expenses	210	101	411	282
Depreciation and amortization expenses	49	29	109	91
General and administrative expenses	1	—	2	—
Operating Income	$401	$20	$412	$58

Refining margin (e)(o)	$661	$150	$934	$431
Refining margin per throughput barrel (e)(o)	$17.27	$10.94	$13.68	$11.40
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (e)(n)(o)	$4.68	$4.27	$4.89	$4.21
Capital Expenditures	$109	$33	$189	$69

Throughput (Mbpd)
Heavy Crude	27	—	103	—
Light crude	377	144	130	133
Other feedstocks	12	5	17	5
Total Throughput	416	149	250	138

Yield (Mbpd)
Gasoline and gasoline blendstocks	225	79	218	77
Diesel fuel	130	45	121	42
Jet fuel	28	14	27	12
Other	32	15	31	12
Total Yield	415	153	397	143

NON-GAAP RECONCILIATIONS

FUEL MARGIN AND MERCHANDISE MARGIN CALCULATION (dollars in millions, except cents per gallon and percents)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
Segment Operating Income	$175		$273		$544		$661
Add back:
Operating expenses	164		73		334		221
Depreciation and amortization expenses	18		12		45		36
General and administrative expenses	4		5		14		12
Loss on asset disposals	—		—		1		3
Marketing Margin	$361		$363		$938		$933

Revenues
Retail and Branded fuel sales	$3,074		$2,315		$8,074		$6,637
Unbranded fuel sales	2,561		1,803		6,356		4,856
Total fuel sales	5,635		4,118		14,430		11,493
Merchandise	197		7		274		19
Other sales	32		16		68		46
Total Revenues	5,864		4,141		14,772		11,558
Cost of Fuel and Other (excluding depreciation and amortization)
Retail and Branded fuel costs	2,807		2,017		7,336		5,799
Unbranded fuel costs	2,548		1,757		6,294		4,814
Total fuel costs	5,355		3,774		13,630		10,613
Purchases of merchandise	143		4		197		12
Other costs	5		—		7		—
Total Cost of Fuel and Other	5,503		3,778		13,834		10,625
Marketing Margin
Retail and Branded fuel margin	267		298		738		838
Unbranded fuel margin	13		46		62		42
Total fuel margin	280		344		800		880
Merchandise margin	54		3		77		7
Other margin	27		16		61		46
Marketing Margin	$361		$363		$938		$933
Merchandise Margin Percentage (q)	27.6%		35.1%		28.0%		35.4%
Fuel Sales (millions of gallons)
Retail and Branded fuel sales	1,384		1,176		3,689		3,414
Unbranded fuel sales	1,399		1,135		3,575		3,284
Total Fuel Sales	2,783		2,311		7,264		6,698

Retail and Branded Fuel Margin (¢/gallon) (q)	19.3	¢	25.3	¢	20.0	¢	24.6	¢
Unbranded Fuel Margin (¢/gallon) (q)	0.9	¢	4.1	¢	1.7	¢	1.3	¢
Total Fuel Margin (¢/gallon) (q)	10.0	¢	14.9	¢	11.0	¢	13.2	¢

(q)    Amounts may not recalculate due to rounding of dollar and volume information.

AVERAGE MARGIN ON NGL SALES PER BARREL CALCULATION (in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Segment Operating Income	$164	$127	$481	$364
Add back:
Cost of fuel and other	554	—	716	—
Operating expenses	184	106	462	322
Depreciation and amortization expenses	83	47	209	139
General and administrative expenses	34	25	89	71
(Gain) loss on asset disposals and impairments	1	2	(25)	3
Other commodity purchases	—	—	2	—
Subtract:
Terminalling revenues	(188)	(125)	(492)	(345)
Pipeline transportation revenues	(34)	(32)	(97)	(93)
Gas gathering and processing revenues	(85)	(67)	(252)	(198)
Crude oil gathering revenues	(67)	(33)	(147)	(100)
Pass-thru and other revenues	(37)	(27)	(111)	(87)
Fuel sales	(565)	—	(730)	—
Other wholesale revenues	(18)	—	(28)	—
Margin on NGL sales	$26	$23	$77	$76
Divided by Total Volumes for the Period:
NGLs sales volumes (Mbpd)	7.0	6.8	7.3	7.7
Number of days in the period	92	92	273	274
Total volumes for the period (thousands of barrels) (q)	648.5	630.1	1,979.8	2,109.0
Average Margin on NGL Sales per Barrel (q)	$38.30	$38.71	$38.27	$36.48

AVERAGE WHOLESALE FUEL SALES MARGIN PER GALLON CALCULATION (in millions, except per gallon amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Segment Operating Income	$164	$127	$481	$364
Add back:
NGL expense	64	1	179	2
Operating expenses	184	106	462	322
Depreciation and amortization expenses	83	47	209	139
General and administrative expenses	34	25	89	71
(Gain) Loss on asset disposals and impairments	1	2	(25)	3
Subtract:
Terminalling revenues	(188)	(125)	(492)	(345)
Pipeline transportation revenues	(34)	(32)	(97)	(93)
NGL sales	(90)	(24)	(254)	(78)
Gas gathering and processing revenues	(85)	(67)	(252)	(198)
Crude oil gathering revenues	(67)	(33)	(147)	(100)
Pass-thru and other revenues	(37)	(27)	(111)	(87)
Other wholesale revenues	(18)	—	(28)	—
Wholesale Fuel Sales Margin	$11	$—	$14	$—
Divided by Total Volumes for the Period:
Fuel sales volumes (millions of gallons) (q)	320	—	421	—
Average Wholesale Fuel Sales Margin per Gallon (q)	$0.03	$—	$0.03	$—

REFINING MARGIN PER THROUGHPUT BARREL CALCULATION (in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Segment Operating Income	$762	$58	$841	$492
Add back:
Manufacturing costs (excluding depreciation and amortization)	529	412	1,410	1,172
Other operating expenses (excluding depreciation and amortization)	118	113	317	307
Depreciation and amortization expenses	173	146	474	440
General and administrative expenses	2	—	7	4
Loss on asset disposals and impairments	—	—	4	—
Refining Margin	$1,584	$729	$3,053	$2,415
Divided by Total Volumes:
Total refining throughput (Mbpd)	1,141	874	954	819
Number of days in the period	92	92	273	274
Total volumes for the period (millions of barrels) (q)	104.9	80.4	260.5	224.5
Refining Margin per Throughput Barrel (q)	$15.09	$9.08	$11.72	$10.75

REFINING MARGIN PER THROUGHPUT BARREL CALCULATION BY REGION (in millions, except per barrel amounts)

	California (Martinez and Los Angeles)		Pacific Northwest (Washington and Alaska)		Mid-Continent (North Dakota, Utah, Minnesota, New Mexico and Texas)
	Three Months Ended September 30,
	2017	2016	2017	2016	2017	2016
Segment Operating Income	$191	$22	$170	$16	$401	$20
Add back:
Manufacturing costs (excluding depreciation and amortization)	285	285	65	69	179	58
Other operating expenses (excluding depreciation and amortization)	66	55	21	15	31	43
Depreciation and amortization expenses	98	92	26	25	49	29
General and administrative expenses	1	(1)	—	1	1	—
Refining Margin	$641	$453	$282	$126	$661	$150
Divided by Total Volumes:
Total refining throughput (Mbpd)	521	533	204	191	416	149
Number of days in the period	92	92	92	92	92	92
Total volumes for the period (millions of barrels) (q)	47.9	49.1	18.7	17.6	38.3	13.7
Refining Margin per Throughput Barrel (q)	$13.37	$9.24	$15.03	$7.17	$17.27	$10.94

REFINING MARGIN PER THROUGHPUT BARREL CALCULATION BY REGION (in millions, except per barrel amounts)

	California (Martinez and Los Angeles)		Pacific Northwest (Washington and Alaska)		Mid-Continent (North Dakota, Utah, Minnesota, New Mexico and Texas)
	Nine Months Ended September 30,
	2017	2016	2017	2016	2017	2016
Segment Operating Income	$290	$346	$139	$88	$412	$58
Add back:
Manufacturing costs (excluding depreciation and amortization)	871	823	205	190	334	159
Other operating expenses (excluding depreciation and amortization)	181	141	59	43	77	123
Depreciation and amortization expenses	285	280	80	69	109	91
General and administrative expenses	5	3	—	1	2	—
Loss on asset disposals and impairments	4	—	—	—	—	—
Refining Margin	$1,636	$1,593	$483	$391	$934	$431
Divided by Total Volumes:
Total refining throughput (Mbpd)	517	504	187	178	250	138
Number of days in the period	273	274	273	274	273	274
Total volumes for the period (millions of barrels) (q)	141.2	137.8	51.0	48.9	68.3	37.8
Refining Margin per Throughput Barrel (q)	$11.59	$11.54	$9.46	$8.02	$13.68	$11.40

MANUFACTURING COSTS (EXCLUDING DEPRECIATION AND AMORTIZATION) PER THROUGHPUT BARREL
CALCULATION (in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Refining Segment operating expenses (excluding depreciation and amortization)	$647	$525	$1,727	$1,479
Subtract:
Other operating expenses (excluding depreciation and amortization)	(118)	(113)	(317)	(307)
Manufacturing Costs (excluding depreciation and amortization)	$529	$412	$1,410	$1,172
Divided by Total Volumes:
Total refining throughput (Mbpd)	1,141	874	954	819
Number of days in the period	92	92	273	274
Total volumes for the period (millions of barrels) (q)	104.9	80.4	260.5	224.5
Manufacturing Costs (excluding depreciation and amortization) per Throughput Barrel (q)	$5.03	$5.11	$5.41	$5.22

MANUFACTURING COSTS (EXCLUDING DEPRECIATION AND AMORTIZATION) PER THROUGHPUT BARREL CALCULATION BY REGION (in millions, except per barrel amounts)

	California (Martinez and Los Angeles)		Pacific Northwest (Washington and Alaska)		Mid-Continent (North Dakota, Utah, Minnesota, New Mexico and Texas)
	Three Months Ended September 30,
	2017	2016	2017	2016	2017	2016
Total operating expenses	$351	$340	$86	$84	$210	$101
Subtract:
Other operating expenses (excluding depreciation and amortization)	(66)	(55)	(21)	(15)	(31)	(43)
Manufacturing Costs (excluding depreciation and amortization)	$285	$285	$65	$69	$179	$58
Divided by Total Volumes:
Total refining throughput (Mbpd)	521	533	204	191	416	149
Number of days in the period	92	92	92	92	92	92
Total volumes for the period (millions of barrels) (q)	47.9	49.1	18.7	17.6	38.3	13.7
Manufacturing Costs (excluding depreciation and amortization) per Throughput Barrel (q)	$5.95	$5.79	$3.46	$3.87	$4.68	$4.27

MANUFACTURING COSTS (EXCLUDING DEPRECIATION AND AMORTIZATION) PER THROUGHPUT BARREL
CALCULATION BY REGION (in millions, except per barrel amounts)

	California (Martinez and Los Angeles)		Pacific Northwest (Washington and Alaska)		Mid-Continent (North Dakota, Utah, Minnesota, New Mexico and Texas)
	Nine Months Ended September 30,
	2017	2016	2017	2016	2017	2016
Total operating expenses	$1,052	$964	$264	$233	$411	$282
Subtract:
Other operating expenses (excluding depreciation and amortization)	(181)	(141)	(59)	(43)	(77)	(123)
Manufacturing Costs (excluding depreciation and amortization)	$871	$823	$205	$190	$334	$159
Divided by Total Volumes:
Total refining throughput (Mbpd)	517	504	187	178	250	138
Number of days in the period	273	274	273	274	273	274
Total volumes for the period (millions of barrels) (q)	141.2	137.8	51.0	48.9	68.3	37.8
Manufacturing Costs (excluding depreciation and amortization) per Throughput Barrel (q)	$6.17	$5.97	$4.02	$3.87	$4.89	$4.21

TOTAL DEBT EXCLUDING ANDEAVOR LOGISTICS AND WNRL (in millions)

	September 30, 2017	December 31, 2016
Total debt excluding Andeavor Logistics and WNRL:
Andeavor consolidated debt (r)	$7,661	$6,933
Andeavor Logistics debt (r)	3,766	4,054
WNRL debt (r)	345	—
Andeavor total debt excluding Andeavor Logistics and WNRL (r)	$3,550	$2,879

(r)    These amounts and calculations are shown net of unamortized issuance costs.

ANDEAVOR
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (in millions, except percentages)

Anacortes Logistics Assets
Projected Annual EBITDA
Reconciliation of Projected Net Earnings to Projected Annual EBITDA
Projected net earnings	$ 30-35
Add: Depreciation and amortization expenses	5
Add: Interest and financing costs, net	15
Projected Annual EBITDA	$ 50-55

MLP Merger and Buy-in
2018 Projected Annual EBITDA
Reconciliation of Projected Net Earnings to Projected Annual EBITDA
Projected net earnings	$625-725
Add: Depreciation and amortization expenses	325
Add: Interest and financing costs, net	250
Projected Annual EBITDA	$1,200-1,300

Marketing Acquisition
Projected Annual EBITDA
Reconciliation of Projected Net Earnings to Projected Annual EBITDA
Projected net earnings	$10
Add: Depreciation and amortization expenses	10
Add: Interest and financing costs, net	5
Projected Annual EBITDA	$25